UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

MCCORMICK & SCHMICK’S SEAFOOD

RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35148	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2011, McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Landry’s, Inc. (“Landry’s”), a Delaware corporation, and Landry’s MSA Co., Inc. (“Acquisition Sub”), a Delaware corporation and a wholly owned subsidiary of Landry’s.

Under the terms of the Merger Agreement, Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (“Common Stock”) at a purchase price of $8.75 per share, net to seller in cash without interest thereon and less any required withholding tax (such tender offer, the “Offer” and such purchase price, the “Offer Price”). The Merger Agreement provides that the Offer will expire 20 business days following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that the Acquisition Sub shall not be required to extend the expiration date of the Offer beyond March 6, 2012.

The Offer is conditioned upon, among other things, there being validly tendered in the Offer shares of Common Stock that, together with shares of Common Stock owned by Landry’s, Acquisition Sub or any of their respective affiliates (the “Landry’s Group”), represent a majority of the issued and outstanding Common Stock plus the aggregate number of shares of Common Stock issuable to holders of Company stock options from which the Company has received notices of exercise prior to the expiration of the Offer (and as to which Common Stock have not yet been issued) (the “Minimum Tender Condition”). The Offer is also subject to certain other conditions, including (i) that certain representations and warranties of the Company set forth in the Merger Agreement are true and correct and continue to be true and correct as of the expiration of the Offer; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the Company shall have complied with in all material respects its obligations under the Merger Agreement; (iv) the absence of certain legal impediments and other customary closing conditions; and (v) that, since the effective date of the Merger Agreement, no change, circumstance or event has occurred or would reasonably be expected to occur that would have a material adverse effect on the Company. The date of payment for shares of Common Stock accepted for payment pursuant to and subject to the Offer conditions is referred to as the “Offer Closing.”

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”). As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Landry’s, Acquisition Sub or the Company, held in the Company’s treasury, or held by stockholders who are entitled to assert, and who properly assert, dissenters’ rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price, without interest. Following the effective time of the Merger, the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. The closing of the Merger is subject to approval of the Merger by the holders of a majority of the Common Stock; however, the parties have agreed that if, after the purchase of the Common Stock pursuant to the Offer and after giving effect to any shares purchased pursuant to the Merger Agreement provision described in the next paragraph, Landry’s and its subsidiaries own at least 90% of the outstanding Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Landry’s shall execute a “short-form” Merger pursuant to applicable Delaware General Corporation Law, which will not require the consent of the Company’s stockholders. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Acquisition Sub of all the shares of Common Stock validly tendered pursuant to the Offer.

Pursuant to the Merger Agreement, if the Minimum Tender Condition is satisfied but the 90% threshold referred to in the preceding paragraph is not, the Company shall issue to Acquisition Sub, and Acquisition Sub shall purchase (the “Top-Up”), at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock directly or indirectly owned by Acquisition Sub at the time of the closing of the purchase of Top-Up Shares (after giving effect to the Offer Closing), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up may not be exercised (i) to purchase an amount of Top-Up Shares in excess of the number of shares of Common Stock authorized and unissued and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up, (ii) unless the Offer Closing shall have occurred and (iii) unless, immediately after such exercise, Acquisition Sub would own more than 90% of the Common Stock then outstanding.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among other things (i) covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, except with respect to discussions or negotiations with persons related to bona fide, unsolicited written acquisition proposals, and subject to certain limited exceptions to permit the Company’s board of directors to comply with its fiduciary duties, and (ii) representations and warranties that the Company’s board of directors has taken all necessary action to ensure that the Landry’s Group is exempt from the terms of the Rights Agreement dated as of April 18, 2011 between the Company and ComputerShare Trust Company N.A. (the “Rights Agreement”) and that the Offer, the Merger Agreement and the transactions contemplated in connection therewith are exempt from the terms of the Rights Agreement.

Effective upon the Offer Closing and from time to time thereafter, pursuant to the Merger Agreement, Landry’s shall be entitled to designate the number of directors on the Company’s board of directors equals the product of (i) the total number of directors on the Company’s board of directors, and (ii) the percentage that the number of shares of Common Stock beneficially owned by Landry’s and/or Acquisition Sub immediately following the Offer Closing bears to the total number of shares of Common Stock outstanding (determined on a fully-diluted basis); provided, however, that prior to the effective time of the Merger the Company’s board of directors shall always have at least two members of the Company’s board of directors who were members of the Company’s board of directors immediately prior to the Offer Closing (“Continuing Directors”) and until the effective time of the merger, the approval of a majority of the Continuing Directors shall be required to authorize the Company to, among other things: (i) amend, modify or terminate the Merger Agreement, (ii) extend the time for performance of, or waive, any of the obligations or other acts of Landry’s or Acquisition Sub under the Merger Agreement, (iii) waive any of the Company’s rights under this Agreement, (iv) amend or otherwise modify in any material respect the Company Certificate of Incorporation or Company By-Laws in any manner adverse to the Company’s stockholders or the Company’s current or former officers or directors, or in any manner which would prevent or delay the consummation of the transactions contemplated in the Merger Agreement or the stockholders receiving the consideration pursuant to the Merger, or (v) make any other determination or give any approval or authorization that is required to be taken or given by the Company’s board of directors with respect to any action to be taken or not to be taken by or on behalf of the Company relating to the Merger Agreement or the transactions contemplated thereby.

The Merger Agreement contains certain termination rights for the Company and Landry’s, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obliged to pay Landry’s a termination fee of $3,900,000.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

A copy of the Merger Agreement is provided with this report solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Landry’s and Acquisition Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by certain disclosures not contained in the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Landry’s and Acquisition Sub, on the other hand. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Landry’s or Acquisition Sub at the time they were made or otherwise.

The Company knows of no material relationship between the Company and Landry’s or Acquisition Sub other than with respect to the Merger Agreement and the following:

(i) Tilman J. Fertitta is the Chairman and Chief Executive Officer of Landry’s and, as of November 7, 2011, Mr. Fertitta owns directly 1,496,281 shares of Common Stock, representing approximately 10.1% of the outstanding Common Stock.

(ii) The Company and Landry’s are parties to a confidentiality and standstill agreement related to the Company’s sales process.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Merger Agreement, the Company’s board of directors also resolved to cause the Company to terminate the Rights Agreement immediately prior to the effective time of the Merger.

Item 3.01 Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Acquisition Sub the Top-Up option, which under certain circumstances would permit Acquisition Sub to purchase, at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock that, when added to the number of shares of Common Stock directly or indirectly owned by Landry’s and its subsidiaries at the time of the closing of the purchase of Top-Up Shares (after giving effect to the Offer Closing), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up may not be exercised (i) to purchase an amount of Top-Up Shares in excess of the number of shares of Common Stock authorized and unissued and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up, (ii) unless the Offer Closing shall have occurred and (iii) unless, immediately after such exercise, Acquisition Sub would own more than 90% of the Common Stock then outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Company’s entry into the Merger Agreement, the Company’s board of directors determined that Landry’s, Acquisition Sub and their respective affiliates are “Exempt Persons” within the meaning of Section 1.16 of the Rights Agreement. This determination effectively provides that the terms of the Rights Plan will be inapplicable to the Tender Offer, the Merger, the Merger Agreement and the other transactions contemplated in connection therewith. This determination expires upon the withdrawal or termination of the Tender Offer prior to its closing. Pursuant to the Merger Agreement, the Company’s board of directors also determined that the Company will take such actions as may be required to cause the Rights Plan to expire immediately prior to the effective time of the Merger.

The consummation of the Offer will result in an acceleration of the vesting of all previously issued but unvested restricted stock awards and stock options issued pursuant to the Company’s 2004 Equity Incentive Plan.

Item 8.01. Other Matters

On November 8, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement. Also attached as Exhibit 99.2 hereto and incorporated herein by reference is a letter disseminated by the Company to employees announcing the Merger, dated November 8, 2011.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This current report is not an offer to purchase or a solicitation of an offer to sell any securities of the Company. The Offer has not yet been commenced. Upon commencement of the Offer, Landry’s and Acquisition Sub will file a Tender Offer Statement on Schedule TO containing an offer to purchase and related materials, and the Company will mail to the Company’s stockholders a solicitation/recommendation statement with respect to the Offer on Schedule 14D-9. The Company’s stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer. The Company’s stockholders may obtain a free copy of these materials (when available) and other documents filed by Landry’s, Acquisition Sub or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the Offer (when one is selected).

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its board of directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2010, and quarterly and current reports on Form 10-Q and 8-K. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Merger Agreement dated November 7, 2011.

4.1	Rights Agreement, dated April 18, 2011 (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed April 21, 2010).

99.1	Press Release dated November 8, 2011 (incorporated by reference to the Schedule 14D-9C filed with the SEC on November 8, 2011).

99.2	Employee Letter dated November 8, 2011 (incorporated by reference to the Schedule 14D-9C filed with the SEC on November 8, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011

McCormick & Schmick’s Seafood Restaurants, Inc.

By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)